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                                                                      EXHIBIT-99


December 17, 2001

FOR IMMEDIATE RELEASE

Contacts:

DORAL FINANCIAL CORPORATION                    UBS PAINEWEBBER INCORPORATED OF
                                               PUERTO RICO

         Richard F. Bonini                     Paul Marrone
         Senior Executive                      Tel: (212) 713-8503
         Vice-President and CFO
         Tel: (212) 329-3728

         Mario S. Levis
         Executive Vice-President
         & Treasurer
         Tel: (787) 749-7108


                DORAL FINANCIAL AGREES TO SELL RETAIL SECURITIES
                           BUSINESS TO UBS PAINEWEBBER

         San Juan, Puerto Rico, December 17, 2001 - UBS PaineWebber Incorporated of Puerto Rico, a wholly owned subsidiary of UBS PaineWebber, Inc., Doral Financial Corporation (Nasdaq: Dorl) and Doral Securities, Inc. today announced that they have entered into an asset purchase agreement pursuant to which UBS PaineWebber Incorporated of Puerto Rico will acquire the retail securities brokerage operations of Doral Securities, Inc., a wholly owned subsidiary of Doral Financial Corporation. The transaction which is subject to customary closing conditions is expected to close during the first quarter of 2002. Following the transaction, Doral Securities will continue offering institutional and investment banking services to its clients.

         Upon the closing of the transaction, clients of Doral Securities will have the opportunity to transfer their accounts to UBS PaineWebber Incorporated of Puerto Rico.

         As part of the transaction, UBS PaineWebber has also agreed to provide investment services to customers of Doral Bank, a wholly owned subsidiary of Doral Financial. This arrangement will produce additional revenues for Doral without the expense of maintaining a retail operation.

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         "We look forward to providing the individual investors who had accounts with Doral Securities a relationship that understands each client's unique wealth management needs," said Miguel A. Ferrer, President of UBS PaineWebber Incorporated of Puerto Rico. "This acquisition complements our private plan business and further accelerates our asset gathering strategy and heightens our presence in Puerto Rico."

         Mr. Salomon Levis, the Chairman of the Board and Chief Executive Officer of Doral Financial Corporation, stated that this transaction was part of its continuing strategy to dedicate its resources to the most profitable segments of its business. He explained that the retail securities business was a high cost operation that required substantial volume to be profitable. In turn, Doral Financial was retaining the institutional securities business which historically had been very profitable and was a better fit with its other operating units. The Chairman concluded by noting that management was committed to finding ways to continue to increase shareholder value. As a result of the expected cost savings and expected future earnings related to the transactions it is anticipated that Doral Financial's diluted earnings per share (EPS) will increase by approximately 6 cents, 8 cents and 10 cents for the years 2002, 2003, and 2004, respectively.

         UBS PaineWebber Incorporated of Puerto Rico, a subsidiary of UBS PaineWebber, Inc. is a full service financial services organization that has been serving the wealth management needs of Puerto Rico investors for over 36 years with over 35,000 accounts. The firm employs approximately 250 people in offices in San Juan, Caparra, Ponce and Mayaguez.

         Doral Financial Corporation, a financial holding company, is the parent company of Doral Bank, Puerto Rico's fastest growing commercial bank and is the largest residential mortgage lender in Puerto Rico.


FORWARD LOOKING STATEMENTS

         This press release contains certain "forward looking statements" concerning Doral Financial's economic future performance. The word "expect", "anticipate", "should" and similar expressions are meant to identify "forward looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995.

         Doral Financial wishes to caution readers not to place undue reliance on any such forward looking statements, which speak only as of the date made, and to advise readers that various factors, including regional and national economic conditions, substantial changes in levels of market interest rates, credit and other risks of lending and investment activities, competitive and regulatory factors and legislative changes, could affect Doral Financial's actual results for future periods to differ materially from those anticipated or projected.

         Doral Financial does not undertake, and specifically disclaims any obligation, to update any forward looking statement to reflect occurrences or unanticipated events or circumstances after the date of such statements.